Exhibit 32

CERTIFICATIONS OF EDWARD J. RICHARDSON, CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER, AND DARIO SACOMANI, SENIOR VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER, PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned officers of Richardson Electronics, Ltd (“The Company”) hereby certify that (a) The Company’s Quarterly Report on Form 10-Q for the quarter ended November 29, 2003, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

January 13,2004	/s/ Edward J. Richardson Edward J. Richardson Chairman of the Board and Chief Executive Officer
January 13, 2004	/s/ Dario Sacomani Dario Sacomani Senior Vice President and Chief Financial Officer

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.